                                                                     EXHIBIT 4.1

                                                                  CONFORMED COPY




                                    AMENDMENT AND RESTATEMENT AGREEMENT (this
                           "Amendment and Restatement") dated of as of April 23, 1999, relating to the Amended and Restated Credit Agreement dated as of August 16, 1988, as amended and restated as of April 30, 1996 (the "Credit Agreement"), among NORTHWESTERN STEEL AND WIRE COMPANY (as successor, by merger, to NW Acquisition Corporation), an Illinois corporation ("NWS"), NORTHWESTERN STEEL AND WIRE COMPANY (formerly known as H/N Steel Company, Inc.), a Texas corporation and a direct, wholly owned subsidiary of NWS (together with NWS, the "Borrowers"), the Lenders (as defined in Article I of the Credit Agreement), and THE CHASE MANHATTAN BANK (formerly Chemical Bank), a New York banking corporation, as issuing bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as collateral agent for the Lenders.

                  A. The Borrowers (such term and each other capitalized term used but not defined herein having the meanings assigned to such terms in the Credit Agreement) has requested that the Lenders approve amendments to certain provisions of the Credit Agreement and a restatement of the Credit Agreement to incorporate such amendments.

                  B. The undersigned Lenders are willing, on the terms and subject to the conditions set forth herein, to approve such amendments and such restatement.

                  Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION 1. Amendment and Restatement. Upon the effectiveness of this Amendment and Restatement as provided in Section 4 below, the Credit Agreement shall be amended and restated in the form resulting from the following revisions:

                  (a) Article I of the Credit Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:

                  "'Amendment Effective Date'  shall mean April 23, 1999."

                  (b) Category (1) of the definition of "Applicable Margin" in
Article I of the Credit Agreement is hereby amended by deleting the text of such category and replacing it with the following:

Category        Ratio               Eurodollar       ABR         LC
--------        -----               Spread           Spread      Participation
                                    ------           ------      Fee
                                                                 Percentage
                                                                 ----------
(1)    Greater than 2.75 to 1.0
       but less than or equal to
       3.25 to 1.0                  2.50%            1.50%       2.50%

       Greater than 3.25 to 1.0
       but less than or equal to
       3.5 to 1.0                   2.75%            1.75%       2.75%

       Greater than 3.5 to 1.0      3.00%            2.00%       3.00%


                  (c) A new Section 5.14 is hereby added to the Credit Agreement as follows:

                  "SECTION 5.14. Complete, at the Borrower's expense, a collateral examination by the Collateral Agent and/or its representatives within 90 days after the Amendment Effective Date."

                  (d) Section 6.15 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof: "For purposes of determining compliance herewith, (a) Consolidated Cash Flow Available for Fixed Charges will be determined after adding back the non-recurring charges taken in the fiscal quarters ended November 30, 1998, and April 30, 1999, and (b) the required ratio will be 3.0 to 1.0 as of April 30, 1999, and 1.15 to 1.0 as of July 31, 1999."

                  (e) A new Section 6.19 is hereby added to the Credit Agreement as follows:

                  "SECTION 6.19. Permit the total Revolving Credit Exposure to be greater than $30,000,000 for the period beginning on the Amendment Effective Date and ending on the date that the Borrower delivers its consolidated financial statements for the fiscal quarter ending October 31, 1999."

                  (f) Section 6.05 of the Credit Agreement is hereby amended by
(x) deleting the "or" at the end of clause (a)(i) thereof and replacing it with a comma, (y) inserting immediately after clause (a)(i) thereof the following:
"(ii) the sale of the Kentucky Plant" and (z) replacing the "(ii)" in front of "Permitted Acquisitions" with a "(iii)".

                  SECTION 2. Representations and Warranties. The Borrowers represent and warrant to each of the Lenders that, after giving effect to the amendment and restatement contemplated hereby:

                  (a) The representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date of this Amendment and Restatement, except to the extent such representations and warranties expressly relate to an earlier date.

                  (b) NWS and its Subsidiaries after giving effect to this Amendment and Restatement are in compliance in all material respects with all the terms and provisions contained in the Credit Agreement and in the other Loan Documents required to be observed or performed.

                  (c) After giving effect to this Amendment and Restatement, no Event of Default or event which with notice or lapse of time or both would constitute an Event of Default has occurred and is continuing.

                  SECTION 3. Amendment and Restatement Fee. The Borrowers agree to pay to the Administrative Agent, for the account of each Lender that executes and delivers to the Administrative Agent (or its counsel) a counterpart of this Amendment and Restatement, an amendment and restatement fee equal to 0.15% multiplied by the sum of such Lender's outstanding Revolving Credit Commitment; provided that the Borrowers shall not be required to pay such amendment and restatement fee (i) to any Lender that has not so executed and delivered a counterpart of this Amendment and Restatement on or before April 23, 1999, or
(ii) to any Lender unless and until this Amendment and Restatement becomes effective. Such amendment and restatement fees shall be due and payable (a) at the time that this Amendment and Restatement becomes effective, with respect to each Lender that is entitled to receive an amendment and restatement fee at such time, or (b) within two Business Days after such Lender executes and delivers a counterpart of this Amendment and Restatement entitling it to receive such amendment and restatement fee, in the case of each other Lender.

                  SECTION 4. Conditions to Effectiveness. This Amendment and Restatement shall become effective as of April 23, 1999, only when each of the following conditions has been satisfied: (a) the Administrative Agent (or its counsel) shall have received counterparts of this Amendment and Restatement which, when taken together, bear the signatures of the Borrowers and the Required Lenders (delivery of an executed counterpart by telecopy being effective as manual delivery) and (b) the Administrative Agent shall have received payment for the account of each Lender then entitled thereto of the amendment and restatement fees payable under Section 3 of this Amendment and Restatement. The Administrative Agent shall notify the Borrowers and the Lenders when this Amendment and Restatement becomes effective.

                  SECTION 6. Applicable Law. THIS AMENDMENT AND RESTATEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 7. Agreement. Except as expressly set forth herein, the Credit Agreement shall continue in full force and effect in accordance with the terms and provisions thereof on the date hereof.

                  SECTION 8. Counterparts. This Amendment and Restatement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed by their respective authorized officers as of the day and year first written above.


                                  NORTHWESTERN STEEL AND WIRE COMPANY,
                                  an Illinois corporation,

                                    by
                                        /s/ Thomas M. Vercillo
                                        ----------------------
                                        Name: Thomas M. Vercillo
                                        Title: Chief Financial Officer


                                  NORTHWESTERN STEEL AND WIRE COMPANY,
                                  a Texas corporation,

                                    by
                                        /s/ Thomas M. Vercillo
                                        -----------------------
                                        Name: Thomas M. Vercillo
                                        Title: Chief Financial Officer


                                  THE CHASE MANHATTAN BANK,
                                  in its capacity as a Lender
                                  and as Administrative Agent,
                                  collateral agent and issuing bank,

                                    by
                                        /s/ James H. Ramage
                                        ---------------------
                                        Name: James H. Ramage
                                        Title: Vice President


                                  MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.,

                                    by
                                        /s/ John M. Johnson
                                        ---------------------
                                        Name: John M. Johnson
                                        Title: Authorized Signatory

                                         HELLER FINANCIAL, INC.,

                                           by
                                               /s/ Scott Ziemke
                                               -----------------------
                                               Name: Scott Ziemke
                                               Title: Assistant Vice President


                                         SOCIETE GENERALE,

                                           by
                                               /s/ Cynthia A. Jay
                                               -----------------------
                                               Name: Cynthia A. Jay
                                               Title: Managing Director


                                         BANK OF AMERICA NATIONAL TRUST AND
                                         SAVINGS ASSOCIATION,

                                           by
                                               /s/  Daniel Lange
                                               -----------------------
                                               Name: Daniel Lange
                                               Title: Vice President


                                         CIT GROUP/BUSINESS CREDIT, INC.

                                           by
                                               /s/ Robert C. Smith
                                               -----------------------
                                               Name: Robert C. Smith
                                               Title: Senior Vice President